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                                                                    EXHIBIT 10.4

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                                      FORM


                                       OF


                        REAL PROPERTY SUBLEASE AGREEMENT



                                 BY AND BETWEEN



                            THREE-FIVE SYSTEMS, INC.

                                       AND

                              BRILLIAN CORPORATION


                                 EFFECTIVE AS OF


                             __________ ______, 2003




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



                        REAL PROPERTY SUBLEASE AGREEMENT

         This Real Property Sublease Agreement (this "Sublease") is entered into as of _______________, 2003, by and between Three-Five Systems, Inc., a Delaware corporation, with offices at 1600 North Desert Drive, Tempe, Arizona 85281, Tempe, Arizona ("TFS"), and Brillian Corporation, having an address at 1600 North Desert Drive, Tempe, Arizona 85281 ("Brillian").

                                    RECITALS

         WHEREAS, pursuant to that certain Lease Agreement dated July 31, 1995 (as amended from time to time, collectively, the "Master Lease"), by and between The City of Tempe ("Master Landlord"), and TFS, as tenant, TFS leases that certain building located at 1600 North Desert Drive, Tempe, Arizona 85281 (herein the "Premises or the "Building"), which is more particularly described in the Master Lease;

         WHEREAS, a true and correct copy of the Master Lease is attached hereto as Exhibit A and made a part hereof. All capitalized terms not herein defined shall have the meanings given to them in the Master Lease;

         WHEREAS, pursuant to the Ground Sublease TFS subleases the Land from Papago Park Center, Inc., an Arizona corporation ("Ground Lessor"); the Ground Sublease is attached hereto as Exhibit E and made a part hereof; and

         WHEREAS, TFS desires to sublet to Brillian and Brillian desires to sublet from TFS approximately 35,502 square feet of rentable floor area (the "Sublet Premises") of the Building, which Sublet Premises is shown in cross-hatch on Exhibit B attached hereto and made a part hereof.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and conditions hereinafter set forth, and intending to be legally bound hereby, it is mutually agreed as follows:

         1. SUBLET PREMISES; USE.

                  (a) TFS hereby subleases the Sublet Premises to Brillian and Brillian hereby subleases the Sublet Premises from TFS, subject to the terms and conditions hereof and the Master Lease. Brillian shall not use the Sublet Premises for any illegal or improper purpose which shall constitute a nuisance nor do or suffer anything to be done in or about the Sublet Premises which will violate any term of the Master Lease, this Sublease, or any laws, rules, regulations, or ordinances or increase the rate of fire or other insurance or jeopardize the coverage of the same. Brillian agrees to comply with all of Master Landlord's rules and regulations relating to the Sublet Premises or the building in which the Sublet Premises is located.

                  (b) In the event TFS fails to deliver to Brillian possession of the Sublet Premises or obtain the consent of the Master Landlord, TFS shall not be liable for any damages caused thereby, whether or not such failure is caused by the negligence of TFS or otherwise. In addition, this Sublease shall not be void or voidable if possession is tendered to Brillian within forty-five
(45) days after the Commencement Date (as hereinafter defined) and the consent of the Master Landlord is obtained within such forty-five (45) day period. In such event, the Commencement Date shall be the later of (i) the date such possession of the Sublet Premises is so tendered, and (ii) the date TFS obtains the consent of Master Landlord. In the event that such period elapses and TFS shall not have tendered possession to Brillian and obtained the consent of the Master Landlord, this Sublease shall be voidable at Brillian's option upon written notice to TFS, in which event TFS shall return the Security Deposit, if any, and Brillian shall have no further rights or remedies hereunder. For purposes of this Sublease, possession of the Sublet Premises shall be deemed tendered upon TFS's providing access to Brillian. Brillian's failure to take possession of the Sublet Premises for any reason when delivered by TFS shall not delay the Commencement Date (as hereinafter defined).

                  (c) Brillian shall also have the right to use in common with TFS (and such other subtenants as from time to time may occupy the Building) the facilities yard, parking areas, improvements (other than the Building) located from time to time on the Land, and the common areas described on Exhibit B-1 attached hereto and made a part hereof (all of the foregoing in this Paragraph 1(c), the "Common Areas").

         2. TERM.

                  (a) Subject to the terms of Paragraph l(b) above, the initial term of this Sublease shall be for a period of two (2) years (the "Initial Sublease Term") and shall commence on the date of execution hereof by TFS (the "Commencement Date") and terminate on __________, 2005. The Initial Sublease Term may be extended for additional single or multi-year terms (each, a "Renewal Term") pursuant to the terms and provisions of Paragraph 2(b) below. The Initial Sublease Term, together with any and all Renewal Terms, is hereinafter collectively referred to as the "Sublease Term".

                  (b) The Sublease Term may be extended for successive Renewal Terms only by written agreement of the parties.

         3. RENT.

                  (a) BASE RENT. During the term of this Sublease, Brillian covenants and agrees to pay to TFS, without deduction or setoff of any kind, a minimum annual Base Rent in an amount equal to $175,488, payable in equal monthly installments of $14,624. For purposes of this Agreement, Base Rent shall be defined to mean the depreciation amount of the building space leased by Brillian. Brillian shall pay to TFS this amount on the first day of each month during the Term of this Agreement.

                  (b) SERVICES RENT. During the term of this Sublease, Brillian covenants and agrees to pay to TFS, without deduction or setoff of any kind, a minimum annual Service Rent in an amount equal to $399,744 payable in equal monthly installments of $33,312. The particular services that are provided by TFS to Brillian and that are covered under this rent are enumerated and described in

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Exhibit C to this Agreement ("Services Rent Items"). For purposes of this
Agreement, Services Rent shall include all Rent other than Base Rent, and Variable Rent. Brillian shall pay to TFS this amount on the first day of each month during the Term of this Agreement.

                  (c) VARIABLE RENT. During the term of this Sublease, Brillian covenants and agrees to pay to TFS, without deduction or setoff of any kind, the actual monthly costs enumerated in Exhibit D to this Agreement ("Variable Services Rent Items"). For purposes of this Agreement, Variable Rent shall include all Rent other than Base Rent, and Services Rent. Brillian shall pay to TFS this amount within five (5) days from the receipt of an invoice from TFS.

                  (d) ADDITIONAL RENT. In the event that, during the term of this Sublease, a building fixture or piece of maintenance or operating equipment breaks or fails to work properly, and that fixture or piece of maintenance or operating equipment is solely used by Brillian under the terms of this Agreement, then (i) TFS reserves the right to not repair or replace the said fixture or piece of maintenance or operating equipment, or (ii) in the event that TFS chooses to repair or replace such fixture or piece of maintenance or operating equipment, Brillian shall be solely liable for any costs associated with action.

         4. CONSTRUCTION; ACCEPTANCE. Brillian agrees that TFS has no construction, repair, or replacement obligations hereunder and that Brillian will accept the Sublet Premises in "as-is" condition; provided, however, TFS shall deliver the Sublet Premises in the same arrangement and condition as on the date or the execution of this Sublease. Brillian's taking possession of the Sublet Premises shall be a conclusive acknowledgement on Brillian's part that the Sublet Premises are in good and tenantable condition and that Brillian has accepted the Sublet Premises in "as is" condition as of such date.

         5. REPRESENTATIONS. TFS hereby warrants and represents that (i) the Master Lease is presently in full force and effect; (ii) that TFS has the power and authority to enter into this Sublease; (iii) the copy of the Master Lease attached hereto as Exhibit A is true, complete, and correct; (iv) the Master Lease has not been modified or amended and constitutes the full and complete agreement of the parties thereto relative to the subject matter thereof; (v) (a) to the best of TFS' knowledge, TFS is not in default under any of the provisions of the Master Lease, and to the best of TFS' knowledge, no event or condition exists which with notice or the passage of time or both, would constitute a default by TFS under the Master Lease, and (b) TFS has received no notice of any such default, event, or condition from Master Landlord which remains uncured;
(vi) TFS has received no written notice from any applicable governmental authority of, or alleging any, violation of any applicable law or regulation, including any environmental laws, with respect to the Sublet Premises which remains uncured; (vii) TFS has given no written notices alleging any default which remains uncured by the Master Landlord under the Master Lease, or that any event has occurred which, with the passage of time, or the giving of notice, or both, would constitute an uncured default by the Master Landlord under the Master Lease, nor to the best of TFS' knowledge, has any event occurred which, with the passage of time, or the giving of notice, or both, would constitute an uncured default by Master Landlord under the Master Lease. TFS makes no other representations or warranties and hereby disclaims same.


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

         6. MASTER LEASE.

                  (a) All the rights and obligations of TFS contained in the Master Lease as they relate to the Sublet Premises are hereby conferred and imposed upon Brillian, except as expressly modified and amended by this Sublease. The rights of TFS in Sections 9, 15, 16, 17, 24(g), and 24(l) of the Master Lease are expressly not conferred upon Brillian and Brillian expressly acknowledges that it shall not be entitled to any of the rights of TFS in Sections 9, 15, 16, 17, 24(g), and 24(l) of the Master Lease. Brillian covenants and agrees fully and faithfully to perform the terms and conditions of the Master Lease as they relate to the Sublet Premises and this Sublease on its part to be performed, including, but not limited to, all maintenance and repair obligations and all compliance with law obligations. Brillian shall not do or cause to be done or suffer or permit any act to be done that would or might cause the Master Lease, or the rights of TFS as tenant under the Master Lease, to be endangered, canceled, terminated, forfeited, or surrendered, or that would or might cause TFS to be in default thereunder or liable for any damage, claim, or penalty. Brillian agrees, as an express inducement for TFS's executing this Sublease, that if there is any conflict between the provisions of this Sublease and the provisions of the Master Lease that would permit Brillian to do or cause to be done or suffer or permit any act or thing to be done that is prohibited by the Master Lease, then the provisions of the Master Lease shall prevail. All rights, remedies, and indemnifications given to the Master Landlord in the Master Lease are hereby given to TFS under this Sublease.

                  (b) If any event occurs that would permit TFS to terminate the Master Lease as it relates to the Sublet Premises, Brillian shall notify TFS of such occurrence and of its recommendations immediately with regard to such termination rights. TFS shall decide in its reasonable discretion whether or not to terminate the Master Lease and shall give Brillian written notice of such decision. If TFS elects to terminate the Master Lease as it relates to the Sublet Premises, this Sublease shall terminate on the earlier of the date of termination of the Master Lease or the date which is (30) days after Brillian's receipt of such written notice from TFS. In the event that TFS elects to terminate the Master Lease prior to providing notice to the Master Landlord, TFS must provide prior written notice to Brillian of its intent to terminate this Sublease, and within five (5) days after the receipt of such notice from TFS, Brillian may notify TFS in writing that it intends to continue possession of the Sublet Premises under the terms and conditions of this Sublease, in which case, TFS shall not exercise its right of termination under the Master Lease as it relates to the Sublet Premises. In addition, TFS agrees that it shall not exercise its one-time cancellation option granted under the Second Amendment to Lease as it relates to the Sublet Premises without the prior written consent of Brillian.

                  ( c) TFS shall have no duty to perform any obligations of or provide any services to be provided by the Master Landlord and shall under no circumstances be responsible or liable to Brillian for any default, failure, or delay on the part of the Master Landlord in the performance of any obligations under the Master Lease, nor shall such default of the Master Landlord affect Brillian's obligations hereunder; provided, that in the event of any such default or failure of performance by Master Landlord, TFS agrees, upon notice from Brillian, to make demand upon Master Landlord to perform its obligations under the Master Lease and to otherwise cooperate reasonably with Brillian as Brillian may reasonably request, in enforcing the remedies provided in the Master Lease.


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

         7. EVENTS OF DEFAULT. The occurrence of any one of the following events shall constitute an event of default ("Event of Default") under this Sublease:

                  (a) Brillian fails to pay Base Rent, Services Rent, Variable Rent, and any other Rent or other sum of money when due under this Sublease within three (3) business days after receipt by Brillian of written notice from TFS that such amount is due; provided, however, that TFS shall not be required to give more than two written notices in any twelve month period;

                  (b) Brillian assigns this Sublease or sublets all or a portion of the Sublet Premises, or attempts to do the aforementioned, in violation of Paragraph 19 hereof;

                  (c) Brillian fails to perform any of its other obligations under this Sublease or the Master Lease and such failure continues for ten (10) days after the receipt by Brillian of written notice of default with respect to such failure. Notwithstanding the foregoing, Brillian shall not be in default under this Sublease with respect to any non-monetary breach (other than those listed in subparagraph b above) that may be cured by the performance of affirmative acts if Brillian promptly commences the performance of said affirmative acts and diligently prosecutes the same to completion as soon as possible, and in any event, within not more than the time period prescribed for TFS to cure such default under the Master Lease. Notwithstanding anything to the contrary contained in the foregoing, if Brillian fails to maintain the insurance required in Paragraph 17 hereof, TFS may, in addition to any other remedies herein contained, immediately upon such failure (but TFS shall not be so obligated), at Brillian's sole cost and expense, procure the insurance coverage required herein, and if Brillian shall fail to reimburse TFS for the costs and expenses it incurred in procuring such coverage, within fifteen (15) days of notice from TFS, an Event of Default shall have occurred hereunder.

         8. REMEDIES OF TFS. Upon the occurrence of an Event of Default, TFS shall have all of the rights and remedies available under the Master Lease and at law or in equity. All remedies shall be cumulative and non-exclusive.

         9. ACCESS TO SUBLET PREMISES. Except in the event of an emergency in which case no notice shall be required, TFS or Master Landlord or any of their respective agents, contractors, or employees may enter the Sublet Premises during normal business hours upon 24 hours advance notice (except in the event of an emergency), to inspect the Sublet Premises, or during the last six (6) months of the term of this Sublease to show said property to persons seeking to rent or purchase the Sublet Premises, or to make repairs or improvements to the Sublet Premises. This paragraph is not to be construed as obligating TFS to make any repairs.

         10. WAIVERS BY BRILLIAN; HOLDOVER.

                  (a) Except for any notice expressly provided for in this Sublease, Brillian waives to TFS the benefit of all laws now or hereafter in force, in this state or elsewhere, requiring notice to vacate the Sublet Premises at the end of the term or any extensions or renewals thereof. Brillian covenants and agrees to give up quiet and peaceful possession without further notice from TFS or its agent at the end of the term of this Sublease. Brillian also waives to TFS the benefit of all laws now or hereafter in force, in this state or elsewhere, exempting property from liability for rent, or for debt.

                  (b) If Brillian shall not immediately surrender the Sublet Premises on the day after the termination or expiration of the term of this Sublease, then Brillian shall, by virtue of this


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Sublease, become a sublessee at the sufferance of TFS at twice the immediately preceding Base Sublease Rent agreed by Brillian to be paid as aforesaid, and Brillian shall be subject to all of the other conditions and covenants of this Sublease.

         11. LATE PAYMENT. If Brillian shall fail to pay when the same is due and payable, Base Rent, Services Rent, Variable Rent, and any Rent allocable to or relating to the Sublet Premises, or other sums due under this Sublease, interest shall be charged on all unpaid amounts at the amount of the late charge provided for in the Master Lease.

         12. INDEMNITY. In addition to the indemnity provided for in the Master Lease, Brillian shall indemnify and hold TFS and Master Landlord harmless from and defend TFS and Master Landlord with counsel reasonably satisfactory to TFS and Master Landlord against any and all claims, liabilities, losses, damages, costs, and expenses, for any injury or damage to any person or property whatsoever, occurring in, on, or about the Sublet Premises or other portions of the Building or when such injury or damage shall be caused in part or in whole by the neglect, fault, or omission of Brillian, its employees, invitees, contractors, subcontractors, licensees, subtenants, or agents.

         TFS shall indemnify and hold Brillian harmless from and defend Brillian with counsel reasonably satisfactory to Brillian against any and all claims, liabilities, losses, damages, costs, and expenses caused by any representation or warranty made by TFS in Paragraph 5 hereof being false or misleading, by any default by TFS under the Master Lease, or by TFS's exercise of its cancellation rights under the Second Amendment to Lease as it relates to the Sublet Premises.

         Notwithstanding the foregoing, in no event shall either party be liable for consequential, indirect, or special damages to the other party.

         13. MASTER LEASE DEFAULTS. TFS will not cause or knowingly allow to be caused any default under the Master Lease which shall remain uncured at the expiration of the applicable cure period set forth therein, unless such default arises out of a failure by Brillian to perform its obligations under this Sublease. TFS will deliver to Brillian a copy of any notice of default by TFS under the Master Lease within five (5) days after receipt thereof by TFS. In addition, in the event TFS is in default under the Master Lease and such default continues beyond the expiration of the applicable grace period set forth therein (a "Master Lease Continuing Default"), Brillian shall thereafter have the right (but not the obligation) to cure such Master Lease Continuing Default, if Brillian's cure of such Master Lease Continuing Default is acceptable to Master Landlord and provided that Brillian gives TFS prior written notice of such undertaking.

         14. RESTORATION. Brillian shall immediately prior to the expiration or sooner termination of this Sublease, surrender the Sublet Premises in the condition required under the Master Lease and otherwise in broom clean and good condition, normal wear and tear excepted. In the event of termination of this Sublease in any manner whatsoever, Brillian shall forthwith remove Brillian's goods and effects and those of any other persons claiming under Brillian or subtenancies assigned to it, and quit and deliver the Sublet Premises to TFS peaceably and quietly. Goods and effects not removed by Brillian on or before the date of termination of this Sublease (or within forty-eight (48) hours after a termination by reason of Brillian's default) shall be considered abandoned. TFS shall give Brillian notice of right to reclaim abandoned property pursuant to


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applicable local law and may thereafter dispose of the same as it deems expedient, including storage in a public warehouse or elsewhere at the cost and for the account of Brillian, but Brillian shall promptly upon demand reimburse TFS for any expenses incurred by TFS in connection therewith, which obligation shall survive the termination or expiration of this Sublease.

         15. NOTICES. All notices hereunder shall be in writing and will be effective upon receipt if delivered personally or by nationally recognized overnight courier service to a party's address set forth below or to such other address as either may give to the other in writing for such purpose:

             TFS:             Three-Five Systems, Inc.
                              Attn: General Counsel
                              1600 North Desert Drive
                              Tempe, Arizona 85281

             Brillian:        Brillian Corporation
                              Attn: Chief Financial Officer
                              1600 North Desert Drive
                              Tempe, Arizona 85281

         16. BRILLIAN'S INSURANCE.

                  (a) Brillian shall, at its sole cost and expense, maintain during the term hereof all insurance coverages required to be maintained by the tenant under the Master Lease. In addition to the above, Brillian shall also separately maintain a 1 million dollar insurance policy to cover catastrophic damage to the building that results from Brillian's use of the leasehold premises. This policy will specifically and solely name TFS as the beneficiary. Copies of all policies or certificates evidencing said insurance shall be delivered to TFS prior to the Commencement Date and renewals thereof shall be delivered to TFS prior to the expiration of any such policy. If Brillian fails to adhere to the requirements of this Paragraph 16, TFS, in addition to any other remedies it may have, may order such insurance and charge the cost thereof to Brillian, which amount shall be payable by Brillian upon demand as Additional Sublease Rent.



                  (b) All insurance required to be carried by Brillian shall be issued in the coverages and amounts required under the Master Lease by responsible insurance companies, qualified to do business in the locality where the Sublet Premises are located and reasonably acceptable to TFS and Master Landlord and shall provide (i) that no change or cancellation of said policies shall be made without thirty (30) days prior written notice to TFS and Brillian;
(ii) that any coverage of TFS or sum payable to TFS shall be unaffected by any act or omission of Brillian or any other insured which might otherwise result in forfeiture of said insurance; and (iii) that the insurance company issuing the same shall not have any right of subrogation against TFS or TFS's insurer. Each policy and renewal shall name TFS, any mortgagee and Master Landlord as an additional insured and, in the case of casualty insurance for other than Brillian's personal property, shall name TFS as loss payee. Copies of all policies or certificates evidencing the existence and amounts of said insurance shall be delivered to


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TFS by Brillian upon request. Each policy shall also contain provisions required by any mortgagee of the Sublet Premises or any portion thereof.

                  (c) Copies of all policies or certificates evidencing said insurance shall be delivered to TFS prior to the Commencement Date and renewals thereof shall be delivered to TFS prior to the expiration of any such policy. If Brillian fails to adhere to the requirements of this Paragraph 16, TFS, in addition to any other remedies it may have, may order such insurance and charge the cost thereof to Brillian, which amount shall be payable by Brillian upon demand as Additional Sublease Rent.

                  (d) Brillian hereby waives any and all rights of recovery against TFS and its officers, employees, agents, and representatives for loss of or damage to Brillian or its property or the property of others under its control, arising from any cause insured or required to be insured against by Brillian, irrespective of whether such loss or damage is caused by negligence of TFS or any of its employees, invitees, contractors, subcontractors, licensees, subtenants, or agents. Brillian shall obtain and furnish evidence to TFS of the waiver by Brillian's insurance carriers of any right of subrogation against TFS.

         17. ALTERATIONS.

                  (a) Brillian shall not make any building or leasehold alterations or additions, including remodeling or signage, without first obtaining Master Landlord's and TFS's consent, which TFS's and Master Landlord's consent may be withheld in their sole discretion. If any such alterations or additions are made, Brillian agrees not to permit any mechanics' liens to be placed on the Sublet Premises or any portion thereof and to cause any contract for work to be done at the Sublet Premises to contain a waiver of the contractor's right to file a mechanics' lien. Any alterations of any kind to the Sublet Premises or any part thereof, except Brillian's trade fixtures which can be removed without damage or defacement to the Sublet Premises or any other portion of the Building, shall be surrendered with the Sublet Premises, as a part thereof, at the end of the Sublease Term; provided, however, that TFS may require at the time TFS and Master Landlord consent to such alteration or fixture Brillian to remove any alterations or fixtures made by Brillian, and to repair any damage to the Sublet Premises caused by such removal, all at Brillian's sole expense. Any alterations installed by Brillian shall be deemed a part of the Sublet Premises and shall be maintained and repaired by Brillian in the same manner as that required for all other portions of the Sublet Premises.

                  (b) Brillian shall have the right to place a sign or signs on the facade of the Building, provided, however: (i) TFS (and the Master Landlord to the extent that such consent from the Master Landlord is required under the Master Lease) shall have the right to consent to the size, style, and location of any such signs, which consent shall not be unreasonably withheld or delayed;
(ii) any such signs shall comply with all applicable laws, rules, regulations, and covenants, conditions, and restrictions of record; and (iii) TFS may require that Brillian remove any such signs at the expiration of the Term and repair any damage to the Building caused by such removal, all at Brillian's sole expense.

         18. CONDEMNATION. All compensation awarded or paid upon a total or partial taking of the Sublet Premises shall belong to and be the property of TFS without any participation by Brillian; provided, however, that nothing contained herein shall be construed to preclude


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Brillian from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business, and/or depreciation to, damage to, and/or cost of removal of, and/or for the value of stock and/or trade fixtures, furniture, and other personal property belonging to Brillian;
provided, however, that no such claim shall diminish or otherwise adversely affect TFS's and/or Master Landlord's award or the award(s) of any and all ground and underlying lessor(s) and mortgagee(s).

         19. ASSIGNMENT.

                  (a) Without the written consent of TFS, which consent may be withheld in TFS's sole discretion, and the consent of Master Landlord, Brillian shall not by operation of law or otherwise, assign or mortgage this Sublease, or sublet or license the whole or any part of the Sublet Premises or permit the Sublet Premises or any part thereof to be used or occupied by others. Notwithstanding the foregoing, Brillian may, upon fifteen (15) days prior written notice to TFS but without TFS's consent, assign or sublet all or any portion of the Sublet Premises to (i) any entity controlled by or under common control with Brillian, or (ii) any successor to Brillian by merger or acquisition of all or substantially of Brillian's assets or the transferee of more than fifty percent (50%) of Brillian's capital stock, provided that in each case (i) the proposed assignee or Brillian has a net worth greater than or equal to the greater of (a) Brillian's net worth on the date of this Sublease, or (b) Brillian's net worth on the date of such assignment or sublease, and (ii) Brillian obtains the prior written consent of the Master Landlord to such assignment or subletting.

                  (b) Regardless of TFS's consent, no subletting or assignment shall release or alter Brillian's primary liability to pay Base Sublease Rent and Additional Sublease Rent and to perform all other obligations to be performed by Brillian hereunder. Upon a default hereunder by any assignee or sublessee of Brillian, TFS may proceed directly against Brillian without the necessity of exhausting remedies against such assignee or sublessee. TFS may consent to any subsequent assignment or subletting of this Sublease and such action shall not relieve Brillian of liability under this Sublease.

                  (c) Each permitted assignee or transferee shall assume and be deemed to have assumed this Sublease and shall be and remain liable jointly and severally with Brillian for the payment of the Base Sublease Rent and Additional Sublease Rent and for the due performance of all of the provisions, covenants, conditions, and agreements herein contained on Brillian's part to be performed for the term of this Sublease. No otherwise permitted assignment or transfer shall be binding on TFS unless such assignee or transferee shall deliver to TFS a counterpart of such assignment and an instrument in recordable form which contains a covenant of assumption by the assignee or transferee, but the failure or refusal of the assignee or transferee to execute such instrument of assumption shall not release or discharge the assignee or transferee from its liability as set forth above.

                  (d) Any consent by TFS or Master Landlord to any act of assignment or subletting shall be held to apply only to the specific assignment or subletting thereby authorized. Such consent shall not be construed as a waiver of the duty of Brillian, or the legal representatives or assigns of Brillian, to obtain from TFS or Master Landlord consent to any other or subsequent assignment or subletting, or as modifying or limiting the rights of TFS or Master Landlord under the foregoing covenant by Brillian not to assign or sublet without consent.

                  (e) If this Sublease is assigned or transferred, or if the Sublet Premises or any part thereof be underlet or occupied by any person other than Brillian, or if an Event of Default has occurred hereunder, TFS may collect rent from the successor occupant and apply the net amount collected by it to the rent herein reserved. No such collection shall be deemed a waiver of the prohibition against assignment, sublets, and other transfers, or the acceptance of the successor occupant as tenant, or a release of Brillian from the further performance of the covenants herein contained on the part of Brillian.

                  (f) TFS may freely assign this Agreement at any time without consent or notice to Brillian

         20. NO BROKER. Brillian covenants, warrants, and represents that there was no broker involved in consummating this Sublease, and that no conversations or prior negotiations were had with any broker concerning the renting of the Sublet Premises. Brillian and TFS agree to defend, indemnify, and hold the other party harmless against any claims for brokerage commission arising out of any conversations or negotiations had by the indemnifying party with any broker.

         21. LIABILITY OF TFS. TFS shall not be liable for any injury or damage to any person or to any property at any time on the Sublet Premises from any cause whatsoever that may at any time exist from the use or condition of said Sublet Premises or Building, or from failure of water supply or electric current or from steam, electricity, water, gas, or rain which leak or flow from or into any part of the Sublet Premises, or from breakage, leakage, obstruction or from difficulties to the pipes, lines, appliances, plumbing, or lighting fixtures, awnings, or signs in or upon the Sublet Premises, or from any other cause, during the term of this Sublease or any renewal or extension hereof except to the extent solely caused by the gross negligence or intentional misconduct of TFS or its agents.

         22. EFFECT. This Sublease shall be binding upon the parties hereto, their successors and permitted assigns, and may not be altered, amended, terminated, or modified except by written instrument executed by each of the parties hereto.

         23. DAMAGE OR DESTRUCTION. If the Sublet Premises shall be partially damaged by fire or other cause, repairs shall be in accordance with the terms of the Master Lease which shall also determine to what extent, if any, the rent shall be abated. If the Sublet Premises shall be totally destroyed by fire or other cause at any time prior to the end of the term of this Sublease, Brillian agrees to be bound by Master Landlord's decision made in accordance with the applicable terms of the Master Lease, if any, as to whether or not the Sublet Premises is to be restored and whether or not the Master Lease shall remain in effect. Brillian's obligation to pay rent under the Sublease shall be governed by the terms of the Master Lease, if any, applicable to abatement of TFS's rental under the Master Lease as it relates to the Sublet Premises.

         24. NOTICE. Brillian shall notify TFS of any damage to the Sublet Premises by fire or other casualty and also of any dangerous or defective condition within the Sublet Premises immediately upon the occurrence of such fire or other casualty or discovery of such condition. Except as affected by the giving or failure to give such notice, nothing herein contained shall be deemed to limit or enlarge the respective rights and liabilities of either party arising from the negligent acts or conduct of the other.

         25. RELATIONSHIP. It is understood, covenanted, and agreed between the parties hereto that nothing in this Sublease shall constitute TFS an employer, employee, principal, agent, or partner of Brillian and the relationship hereby created between the parties hereto shall be strictly and solely that of sublessor and sublessee.

         26. WAIVERS. No waiver of any covenant or condition by TFS shall be construed as a waiver of a subsequent breach of the same or any other covenant or condition, and the consent or approval by TFS to or of any act by Brillian requiring TFS's consent or approval shall not be construed to waive or render unnecessary TFS's consent or approval to or of any subsequent similar act by Brillian.

         27. FORUM. This Sublease shall be governed by the laws of the state of Arizona.

         28. JOINT AND SEVERAL LIABILITY; AUTHORITY. If two or more individuals, corporations, partnerships, or other business associations (or any combination of two or more thereof) shall sign this Sublease as sublessor, the liability of each such individual, corporation, partnership, or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments, and agreements given or made by, with, or to any one of such individuals, corporations, partnerships, or other business associations shall be deemed to have been given or made by, with, or to all of them. In like manner, if sublessor shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, the liability of each such member shall be joint and several.

         29. NO OPTION; CONSENT OF MASTER LANDLORD. This Sublease shall become effective only upon execution and delivery thereof by both parties and upon Master Landlord's written consent to the terms of this Sublease in substantially the form of consent attached hereto as Exhibit F and made a part hereof. TFS shall use best efforts to obtain Master Landlord's written consent; provided that in no event shall TFS be obligated to commence any legal proceeding to obtain or attempt to obtain Master Landlord's consent.

         30. FORCE MAJEURE. Neither Brillian nor TFS shall be deemed in default under this Sublease (excluding, however, monetary defaults) to the extent that any such failure stems from a cause beyond the reasonable control of the respective party, including, without limitation, any act of God, war, insurrection, applicable governmental or judicial law or regulation, zoning ordinance, labor strike, order, or decree.

         31. WAIVER OF TRIAL BY JURY. IT IS MUTUALLY AGREED BY AND BETWEEN TFS AND BRILLIAN THAT THE RESPECTIVE PARTIES HERETO SHALL AND DO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER (EXCEPT FOR PERSONAL INJURY OR PROPERTY DAMAGE) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE, THE RELATIONSHIP OF TFS AND BRILLIAN, AND BRILLIAN'S USE OR OCCUPANCY OF SAID SUBLET PREMISES.

         32. TFS'S PURCHASE OF BUILDING. Brillian expressly acknowledges that TFS has the right pursuant to Sections 15 and 16 of the Master Lease to purchase the Building. In the event TFS purchases the Building, which event shall be evidenced by a written notice of such purchase from TFS to Brillian, then in such event this Sublease shall be deemed a prime lease by and between TFS, as owner of the Building, and Brillian, as tenant of the Sublet Premises.

         33. GROUND SUBLEASE.

                  (a) Brillian hereby expressly acknowledges that the Sublease of the Sublet Premises is subject to the terms and conditions of the Ground Sublease.

                  (b) All the obligations of TFS contained in the Ground Sublease as they relate to the Sublet Premises are hereby conferred and imposed upon Brillian, except as expressly modified and amended by this Sublease. Brillian covenants and agrees fully and faithfully to perform the terms and conditions of the Ground Sublease as they relate to the Sublet Premises and this Sublease on its part to be performed, including, but not limited to, all maintenance and repair obligations and all compliance with law obligations. Brillian shall not do or cause to be done or suffer or permit any act to be done that would or might cause the Ground Sublease, or the rights of TFS as tenant under the Ground Sublease, to be endangered, canceled, terminated, forfeited, or surrendered, or that would or might cause TFS to be in default thereunder or liable for any damage, claim, or penalty. Brillian agrees, as an express inducement for TFS's executing this Sublease, that if there is any conflict between the provisions of this Sublease and the provisions of the Ground Sublease that would permit Brillian to do or cause to be done or suffer or permit any act or thing to be done that is prohibited by the Ground Sublease, then the provisions of the Ground Sublease shall prevail. All rights, remedies, and indemnifications given to the Ground Lessor in the Ground Sublease are hereby given to TFS under this Sublease.

                  (c) If any event occurs that would permit TFS to terminate the Ground Sublease as it relates to the Sublet Premises, Brillian shall notify TFS of such occurrence and of its recommendations immediately with regard to such termination rights. TFS shall decide in its reasonable discretion whether or not to terminate the Ground Sublease and shall give Brillian written notice of such decision. If TFS elects to terminate the Ground Sublease as it relates to the Sublet Premises, this Sublease shall terminate on the earlier of the date of termination of the Ground Sublease or the date which is (30) days after Brillian's receipt of such written notice from TFS. In the event that TFS elects to terminate the Ground Sublease prior to providing notice to the Ground Lessor, TFS must provide prior written notice to Brillian of its intent to terminate this Sublease, and within five (5) days after the receipt of such notice from TFS, Brillian may notify TFS in writing that it intends to continue possession of the Sublet Premises under the terms and conditions of this Sublease, in which case, TFS shall not exercise its right of termination under the Ground Sublease as it relates to the Sublet Premises.

                  (d) TFS shall have no duty to perform any obligations of or provide any services to be provided by the Ground Lessor and shall under no circumstances be responsible or liable to Brillian for any default, failure, or delay on the part of the Ground Lessor in the performance of any obligations under the Ground Sublease, nor shall such default of the Ground Lessor affect Brillian's obligations hereunder; provided, that in the event of any such default or failure of performance by Ground Lessor, TFS agrees, upon notice from Brillian, to make demand upon Ground Lessor to perform its obligations under the Ground Sublease and to otherwise cooperate reasonably with Brillian as Brillian may reasonably request, in enforcing the remedies provided in the Ground Sublease.

                  (e) TFS will not cause or knowingly allow to be caused any default under the Ground Sublease which shall remain uncured at the expiration of the applicable cure period set forth therein, unless such default arises out of a failure by Brillian to perform its obligations under this Sublease. TFS will deliver to Brillian a copy of any notice of default by TFS under the Ground Sublease within five (5) days after receipt thereof by TFS. In addition, in the event TFS is in default under the Ground Sublease and such default continues beyond the expiration of the applicable grace period set forth therein (a "Ground Sublease Continuing Default"), Brillian shall thereafter have the right (but not the obligation) to cure such Ground Sublease Continuing Default, if Brillian's cure of such Ground Sublease Continuing Default is acceptable to Ground Lessor and provided that Brillian gives TFS prior written notice of such undertaking.

                  (f) TFS shall use its best efforts to obtain Ground Lessor's written consent to this Sublease in order that Brillian have the protections of
Article 16 of the Ground Sublease as a "Permitted Sublease" (as such term is defined in Section 17.2 of the Ground Sublease); provided, that in no event shall TFS be obligated to commence any legal proceeding to obtain or attempt to obtain Ground Lessor's consent. Furthermore, Brillian expressly acknowledges that TFS has the right pursuant to Section 3.3 of the Ground Sublease to purchase the Land, in which event the Master Ground Lease (as such term is defined in the Ground Sublease) shall be amended to delete the Land as of the closing of such purchase, as more fully set forth in Section 3.3(B)(3) of the Ground Sublease. In the event TFS purchases the Land, which event shall be evidenced by a written notice of such purchase from TFS to Brillian, then in such event this Sublease shall be deemed a prime lease by and between TFS, as owner of the Land, and Brillian, as tenant of the Sublet Premises.

         35. EXHIBITS. Each of the exhibits attached hereto are made a part hereof. The following is a list of exhibits attached to this Lease:

             Exhibit A    -    Master Lease
             Exhibit B    -    Sublet Premises
             Exhibit B-1  -    Square Footage and Common Areas Itemization
             Exhibit C    -    Service Rent Items
             Exhibit D    -    Variable Rent Items
             Exhibit E    -    Copy of Ground Sublease
             Exhibit F    -    Form of Master Landlord's Consent
             Exhibit G    -    Form of Ground Lessor's Consent



                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

TFS:                                           BRILLIAN:

THREE-FIVE SYSTEMS, INC., a Delaware           BRILLIAN CORPORATION, a Delaware
corporation                                    corporation

By:                                            By:
   ----------------------------                   ----------------------------
Name:                                          Name:
      -------------------------                      -------------------------
Title:                                         Title:
      -------------------------                      -------------------------

                                    EXHIBIT A

                              COPY OF MASTER LEASE

                                    EXHIBIT B

                                 SUBLET PREMISES

                                   EXHIBIT B-1

                   SQUARE FOOTAGE AND COMMON AREAS ITEMIZATION

BRILLIAN OFFICE & CLEAN ROOM AREA (NON COMMON):

1st Floor office area                                 5,693 sq. ft.
2nd Floor office area                                 5,841 sq. ft.

1st Floor clean room area                             22,300 sq. ft.

1st Floor Cafe.                                       1,668 sq. ft.

         TOTAL                                        35,502 SQ. FT.

TFS OFFICE & LAB AREA (NON COMMON):

1st Floor office area                                 1,300 sq. ft.
2nd Floor office area                                 16,544 sq. ft.
3rd Floor office area                                 16,243 sq. ft.

3rd Floor center (including elevators & bathrooms)    1,950 sq. ft.

2nd Floor Lab area                                    14,400 sq. ft.

2nd Floor Cafe.                                       1,882 sq. ft.

         TOTAL                                        50,437 SQ. FT.

COMMON AREAS:

Lobby                                                 837 sq. ft.
1st Floor center (including elevators & bathrooms)    1,950 sq. ft.
2nd Floor center (including elevators & bathrooms)    1,950 sq. ft.
Auditorium                                            940 sq. ft.
Warehouse                                             3,712 sq. ft.

         TOTAL                                        12,939 SQ. FT.

COMPLETE TOTAL             97,210 SQ. FT.
PLAN TOTAL                 97,210 SQ. FT.

                                    EXHIBIT C

                               SERVICES RENT ITEMS


1.   Salaries, Benefits, Taxes

2.   Insurance

3.   Janitorial

     o    Monthly Clean Room

     o    Quarterly Clean Room

     o    General Bldg

     o    Janitorial Supplies

4.   Mats

5.   Bldg Services

     o    Shredding

     o    Vending

6.   Security

7.   Other Outside Services

     o    Fire System Maintenance

     o    Trash Removal

8.   Office Supplies

9.   Shop Supplies

10.  Rent Equipment

     o    RO Drinking

11.  Maintenance Bldg

12.  Building Repair

13.  Rent Land

14.  Maintenance Equipment

     o    Air Conditioning

     o    Cooling Towers

15.  Telephone

16.  Freight

                                    EXHIBIT D

                               VARIABLE RENT ITEMS


2.   Chemicals/RO Water

3.   Environmental

4.   Travel (Hazardous Waste Boulder)

5.   Equipment Maintenance

6.   Electric

7.   Postage

8.   Copiers

                                    EXHIBIT E

                             COPY OF GROUND SUBLEASE

                                    EXHIBIT F

                        FORM OF MASTER LANDLORD'S CONSENT

            LANDLORD CONSENT TO SUBLEASE AND NONDISTURBANCE AGREEMENT

         This LANDLORD CONSENT TO SUBLEASE AND NONDISTURBANCE AGREEMENT (the "Consent") is made by THE CITY OF TEMPE, a municipal corporation ("Landlord"), in connection with that certain Sublease (the "Sublease") pursuant to which THREE-FIVE SYSTEMS, INC., a Delaware corporation ("TFS") has sublet to BRILLIAN CORPORATION, a Delaware corporation ("Brillian"), that certain leased premises consisting of approximately [_____] rentable square feet located in the building located at 1600 North Desert Drive, Tempe, Arizona 85281 (the "Sublet Premises") and leased by TFS from Landlord pursuant to that Master Lease dated as of July 31, 1995 (the "Master Lease"). All initially capitalized terms that are used but not defined in this Consent shall have the meaning assigned to such terms in the Sublease.

         1. Landlord's Consent to Sublease. On the basis of and subject to the provisions of the Sublease and this Consent, Landlord hereby consents to the sublease of the Sublet Premises by TFS to Brillian.

         2. Estoppel. Landlord hereby confirms as follows:

                  (a) The Commencement Date of the Master Lease was July 31, 1995, and the expiration date of the Master Lease is July 31, 2070.

                  (b) TFS is not in default under any of the terms and conditions of the Master Lease.

                  (c) The copy of the Master Lease attached as Exhibit A to the Sublease is a true and correct copy of the Master Lease, together with all amendments, exhibits, and addenda thereto.

                  (d) Landlord does not need to obtain the consent of any other party, including by way of illustration and not limitation any fee mortgagees of the Building in which the Sublet Premises are located, to the execution and binding effect of this Consent.

                  (e) To the best of Landlord's knowledge, TFS is the holder of the entire leasehold estate under the Master Lease.

                  (f) The Master Lease is presently in full force and effect and unmodified or unchanged.

                  (g) Landlord has not received notice and does not have knowledge of any previous sublease, assignment, mortgage, or pledge of TFS's interest in the Master Lease.

                  (h) Other than the Master Lease, there are no other agreements, written or oral, between Landlord and TFS regarding the Sublet Premises or TFS' obligation to pay rentals or any other amounts or perform other obligations under the Master Lease.

         3. By its signature below, Landlord expressly acknowledges and consents to the provisions of the Sublease.

         4. Landlord shall give written notice to Brillian of any failure by TFS to perform or observe any of the material covenants, conditions, or provisions of the Master Lease, and Brillian shall have the right to cure any such failure by TFS. In the event of any such failure by TFS, Landlord shall not take any action with respect to such failure, including without limitation any action to terminate, rescind, or avoid the Master Lease or to withhold any rent thereunder, for a period of ten (10) days after notice thereof to Brillian; provided, however, that if such failure cannot reasonably be remedied within that ten (10) day period, Landlord shall not take any action with respect to such failure, including without limitation any action to terminate, rescind, or avoid the Master Lease, so long as Brillian shall commence to remedy the failure within the ten (10) day period and thereafter shall diligently prosecute the remedy to completion.

         5. So long as TFS is not in default (beyond any period given TFS to cure such default) in the payment of rent or in the performance of any of the terms, covenants, or conditions of the Master Lease to be performed by TFS (or such default has been cured by Brillian), Landlord shall not disturb or interfere with Brillian's possession and occupancy of the Sublet Premises during the term of the Sublease or any extension thereof duly exercised by Brillian (provided the extension right has been disclosed to Landlord).

         6. In the event Landlord amends the Master Lease: (a) Landlord shall provide Brillian with a copy of any such amendment; and (b) no such amendment shall disturb Brillian's use, enjoyment, or occupancy of the Sublet Premises provided Brillian is not in default under the Sublease.

         7. Landlord shall send to Brillian copies of all notices, correspondence, documents, and instruments it sends to TFS in connection with or related to the Sublease, the Master Lease, or the Sublet Premises.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Landlord has executed this Consent as of ______________, 2003.



                                         LESSOR:

                                         CITY OF TEMPE, a municipal corporation


                                         By
                                            -----------------------------------
                                            Name: Neil Giuliano
                                            Title: Mayor

                                         ATTEST:

                                         By
                                            -----------------------------------
                                            City Clerk

                                         APPROVED AS TO FORM:

                                         By
                                            -----------------------------------
                                            City Attorney


                        ACCEPTANCE BY TFS AND BY BRILLIAN

TFS:                                        BRILLIAN:

THREE-FIVE SYSTEMS, INC., a Delaware        BRILLIAN CORPORATION, a Delaware
corporation                                 corporation

By:                                         By:
   ---------------------------------           --------------------------------
Name:                                       Name:
     -------------------------------             ------------------------------
Title:                                      Title:
     -------------------------------              -----------------------------
Date:                                       Date:
     -------------------------------             ------------------------------

                                    EXHIBIT G

                         FORM OF GROUND LESSOR'S CONSENT

            LANDLORD CONSENT TO SUBLEASE AND NONDISTURBANCE AGREEMENT

         This LANDLORD CONSENT TO SUBLEASE AND NONDISTURBANCE AGREEMENT (the "Consent") is made by PAPAGO PARK CENTER, INC., an Arizona corporation ("Ground Lessor"), in connection with that certain Sublease (the "Sublease") pursuant to which THREE-FIVE SYSTEMS, INC., a Delaware corporation ("TFS") has sublet to BRILLIAN CORPORATION, a Delaware corporation ("Brillian"), that certain leased premises consisting of approximately [_____] rentable square feet (the "Sublet Premises") located in the building located at 1600 North Desert Drive, Tempe, Arizona 85281 ("Building"), which Building is leased by TFS from The City of Tempe pursuant to that Master Lease dated as of July 31, 1995 (the "Improvements Lease") and which Building is located on that certain real estate (the "Land") subleased by Ground Lessor to TFS pursuant to that certain Ground Sublease by and between Ground Lessor, as ground sublessor, and TFS, as ground sublessee (the "Ground Sublease"). All initially capitalized terms that are used but not defined in this Consent shall have the meaning assigned to such terms in the Ground Sublease.

         1. Ground Lessor's Consent to Sublease. On the basis of and subject to the provisions of the Sublease and this Consent, Ground Lessor hereby consents to the sublease of the Sublet Premises by TFS to Brillian and hereby confirms that the sublease between TFS and Brillian shall be deemed a "Permitted Sublease" under Section 17.2 of the Ground Sublease.

         2. Estoppel. Ground Lessor hereby confirms as follows:

                  (a) The Commencement Date of the Ground Sublease was April 1, 1994, and the expiration date of the Ground Sublease is March 1, 2069.

                  (b) TFS is not in default under any of the terms and conditions of the Ground Sublease.

                  (c) The copy of the Ground Sublease attached as Exhibit C to the Sublease is a true and correct copy of the Ground Sublease, together with all amendments, exhibits, and addenda thereto.

                  (d) Ground Lessor does not need to obtain the consent of any other party, including by way of illustration and not limitation any fee mortgagees of the Land on which the Sublet Premises are located, to the execution and binding effect of this Consent.

                  (e) To the best of Ground Lessor's knowledge, TFS is the holder of the entire leasehold estate under the Ground Sublease.

                  (f) The Ground Sublease is presently in full force and effect and unmodified or unchanged.

                  (g) Ground Lessor has not received notice and does not have knowledge of any previous sublease, assignment, mortgage, or pledge of TFS's interest in the Ground Sublease.

                  (h) Other than the Ground Sublease, there are no other agreements, written or oral, between Ground Lessor and TFS regarding the Sublet Premises or TFS' obligation to pay rentals or any other amounts or perform other obligations under the Ground Sublease.

         3. By its signature below, Landlord expressly acknowledges and consents to the provisions of the Sublease.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Ground Lessor has executed this Consent as of ______________, 2003.



                                               GROUND LESSOR:

                                               PAPAGO PARK CENTER, INC., an
                                               Arizona corporation


                                               By
                                                  -----------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------
                                               Date:
                                                    ---------------------------